UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 5, 2008
FIRSTFLIGHT, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-52593	87-0617649

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

236 Sing Sing Road, Elmira-Corning Regional Airport, Horseheads, NY		14845

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (607) 739-7148
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
           On August 5, 2008, FirstFlight, Inc. (“FirstFlight”) and its wholly-owned subsidiary New World Jet Acquisition Corporation (the “Buyer”) and Gold Jets, LLC (“Gold Jets”) and Terrance P. Kelley (“Kelley”) executed Amendment No. 1 (the “Amendment”) to that certain Stock Purchase Agreement (the “Agreement”) which was executed effective July 22, 2008 by and among FirstFlight, the Buyer, Gold Jets and Kelley. The Amendment modified the consideration to be paid by FirstFlight and the Buyer for all of the issued and outstanding capital stock of New World Jet Corporation (“NWJC”).
          Upon execution of the Amendment, and also on August 5, 2008, FirstFlight and the Buyer completed the acquisition of NWJC, which is now a subsidiary of FirstFlight. NWJC, which is based in Islip, New York, operates and manages a chartered aircraft business.
           Pursuant to the Amendment, the purchase price to acquire NWJC’s stock was paid through the issuance to Gold Jets of a five year Warrant to purchase up to 2,000,000 shares of FirstFlight’s Common Stock at an exercise price of $.50 per share and $120,000 in immediately available funds. The Warrants vest in equal increments of approximately 666,667 shares a year over a three year period, with the first vesting date to occur on August 5, 2009. The vesting of the Warrants is contingent upon a minimum number of aircraft for which contingent consideration (as described below) is required to be paid to Gold Jets being clients of either FirstFlight or Buyer on each applicable vesting date. Pursuant to the Amendment, FirstFlight also agreed to fund up to $250,000 in negative working capital of NWJC existing at
August 5, 2008.
The Amendment also provides for FirstFlight and the Buyer to pay the following contingent consideration to Gold Jets:

•	25% of the net charter commissions received by FirstFlight or the Buyer for a period of three years following August 5, 2008 from any aircraft which is presently on NWJC’s FAR Part 135 Certificate (“Current NWJC Clients”) or which is not presently on such Part 135 Certificate and is introduced to FirstFlight or Buyer by Seller or Kelley prior to August 5, 2011 (“New Clients”). In the case of New Clients, such amounts shall be payable for a three year period following the introduction.

•	25% of the net management fees, maintenance coordination fees and discount sharing revenues received by FirstFlight or the Buyer from Current NWJC Clients or New Clients. For Current NWJC Clients, such fees shall be payable for a period of three years following August 5, 2008. In the case of New Clients, such amounts shall be payable for a three year period following the introduction.

•	50% of the net proceeds received by FirstFlight or the Buyer as a result of any sale of the NWJC FAR Part 135 Certificate consummated by August 5, 2011.

•	33% of the first year’s gross block charter commissions received by the FirstFlight or Buyer from any New Client.

•	25% of all aircraft transaction fees (i.e., fees derived from the purchase or sale of an aircraft) received by the FirstFlight or Buyer from any New Client.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstFlight, Inc.
Date: August 11, 2008	By:	Keith P. Bleier
Keith P. Bleier
Senior Vice President and Chief Financial Officer